Exhibit 10.13

SHARE SUBSCRIPTION AGREEMENT

Dated January 26, 2018

by and among

9F Inc.

and

Plentiful Bright International Limited

SHARE SUBSCRIPTION AGREEMENT

THIS SHARE SUBSCRIPTION AGREEMENT (this “Agreement”) is made and entered into as of January 26, 2018 by and between:

1.                                      9F Inc., an exempted company incorporated under the Laws of the Cayman Islands (the “Company”); and

2.                                      Plentiful Bright International Limited, a business company incorporatedunder the Laws of the British Virgin Islands(the “Purchaser”).

RECITALS

A.                                    The Company desires to issue and sell to the Purchaser, and the Purchaser desires to subscribe and purchase from the Company, an aggregate of 8,118series D preferred shares, each with a par value of US$0.0001 per share, of the Company pursuant to the terms and conditions set forth in this Agreement.

B.                                    The Parties desire to enter into this Agreement and make the respective representations, warranties, covenants and agreements set forth herein on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.                              DEFINITIONS

In this Agreement, unless the context otherwise requires, the following words and expressions have the meanings as follows:

“Adjusted Series D Conversion Price I” has the meaning set forth in Section 3.4(a).

“Adjusted Series D Conversion Price II” has the meaning set forth in Section 3.4(b).

“Adjusted Series D Conversion Price III” has the meaning set forth in Section 3.4(c).

“Adjustment Amount I” has the meaning set forth in Section 3.4(a).

“Adjustment Amount II” has the meaning set forth in Section 3.4(b).

“Adjustment Amount III” has the meaning set forth in Section 3.4(c).

“Approval” means any approval, authorization, release, order, consent, license or permit required to be obtained from, or any registration, qualification, designation, declaration, filing, notice, statement or other communication required to be filed with or delivered to, any Governmental Authority or any other Person.

“Arbitration Notice” has the meaning set forth in Section 10 12.

“Bankruptcy and Equity Exception” has the meaning set forth in Section 4.2.

“Business Day” means a day (other than a Saturday or a Sunday) that the banks in Hong Kong, the PRC, or the Cayman Islands are generally open for business.

“Closing” has the meaning set forth in Section 3.1.

“Closing Date” has the meaning set forth in Section 3.1.

“Company” has the meaning set forth in the Preamble.

“Control” means the possession, direct or indirect, of the power to direct, or cause the direction of, the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Declared Dividends” has the meaning set forth in Section 3.4(a).

“Disclosing Party” has the meaning set forth in Section 10.10(d).

“Dispute” has the meaning set forth in Section 10.12.

“Equity Securities” means, with respect to a given Person, any share, share capital, registered capital, ownership interest, partnership interest, equity interest, joint venture or other ownership interest of such Person, or any option, warrant, or right to subscribe for, acquire or purchase any of the foregoing, or any other security or instrument convertible into or exercisable or exchangeable for any of the foregoing, or any equity appreciation, phantom equity, equity plan or similar right with respect to such Person, or any contract of any kind for the purchase or acquisition from such Person of any of the foregoing, either directly or indirectly.

“Financing Terms” has the meaning set forth in Section 10.10(a).

“Governmental Authorities” means any nation, government, province, state, or any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of any government or any political subdivision thereof, court, tribunal, arbitrator, the governing body of any securities exchange, and self-regulatory organization, in each case having competent jurisdiction (with each of such Governmental Authorities being referred to as a “Governmental Authority”).

“Group Companies” means the Company and its Subsidiaries.

“HKIAC” has the meaning set forth in Section 10.12.

“HKIAC Rules” has the meaning set forth in Section 10.12.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“IPO” means a firm commitment underwritten registered initial public offering by the Company of its Ordinary Shares (or securities of the Company representing the Ordinary Shares), on New York Stock Exchange, NASDAQ, Hong Kong Stock Exchange or other internationally recognized stock exchange, as approved by the Shareholders in accordance with the Shareholders Agreement and the Restated Articles.

“Indemnity Threshold” has the meaning set forth in Section 9.3.

“Law” means any law, rule, constitution, code, ordinance, statute, treaty, decree, regulation, common law, order, official policy, circular, provision, administrative order, interpretation, injunction, judgment, ruling, assessment, writ or other legislative measure, in each case of any Governmental Authority.

“Losses” means any and all direct losses, damages, liabilities and expenses to which the Purchaseris subject.

“Ordinary Shares” means the ordinary shares of the Company each with a par value of US$0.0001 per share.

“Parties” means the named parties to this Agreement and their respective successors and permitted assigns (with each of such Parties being referred to as a “Party”).

“Per Share Offering Price” has the meaning set forth in Section 3.4(a).

“Per Share Purchase Price” has the meaning set forth in Section 2.2.

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise, entity or legal person.

“PRC” means the People’s Republic of China and for purposes of this Agreement, excludes Hong Kong, Macao Special Administrative Region and Taiwan.

“Purchase Price” has the meaning set forth in Section 2.2.

“Purchased Shares” has the meaning set forth in Section 2.2.

“Purchaser” has the meaning set forth in the Preamble.

“Restated Articles” means certainamended and restated memorandum and articles of association of the Company to be adopted on or prior to the Closing Date, reflecting authorization of the Series D Preferred Shares.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Selection Period” has the meaning set forth in Section 10.12.

“Series DConversion Price” has the meaning ascribed to it in the Restated Articles.

“Series DIssue Price” has the meaning ascribed to it in the Restated Articles.

“Series D Preferred Shares” means the Series D preferred shares of the Company each with a par value of US$0.0001 per share.

“Shareholders Agreement” has the meaning set forth in Section 7.6.

“Subsidiary” means, with respect to any given Person, any Person of which the given Person, directly or indirectly, Controls, including but not limited through the ownership of more than 50% of the issued and outstanding share capital, voting interests or registered capital.

“Transaction Documents” means this Agreement (as may be amended and supplemented from time to time), the Shareholders Agreement, the Restated Articles, and any other agreements entered into in writing in connection with the transactions contemplated hereby.

“US$” means United States Dollars, the lawful currency of the United States.

2.                                      PURCHASE AND SALE

2.1                               Authorization. Immediately before the Closing, the Company shall have authorized (i) the issuance and sale of up to 35,180Series D Preferred Shares, having the rights, preferences, privileges and restrictions as set forth in the Restated Articles; and (ii) the reservation of such number of Ordinary Shares as required for issuance upon conversion of the Series D Preferred Shares.

2.2                               Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement, the Company hereby agrees to issue and sell to the Purchaser, and the Purchaser hereby agrees to subscribe for and purchase from the Company, the number of Series D Preferred Shares set forth opposite the Purchaser’s name on Schedule A (the “Purchased Shares”) at the per share purchase price set forth opposite the Purchaser’s name on Schedule A (the “Per SharePurchase Price”), or at a total purchase price set forth opposite the Purchaser’s name on Schedule (the “Purchase Price”). At the Closing, the Company shall issue and deliver to the Purchaser a certificate representing the Purchased Shares, duly signed by a director of the Company, in consideration for cash payment of the Purchase Price by the Purchaser to the Company.

3.                                      CLOSINGS; CLOSING DELIVERIES; PRICE ADJUSTMENT

3.1                               Closing. The closing of the transaction contemplated under Section 2.2(the “Closing”) shall take place remotely via the electronic exchange of the closing documents and signatures within five (5) Business Days after the satisfaction or waiver of the conditions set forth in Sections7 and 8 or at such other time and place as the Company and the Purchaser may mutually agree upon (the date on which the Closing occurs, the “Closing Date”).

3.2                               Deliveries by the Company on or prior to the Closing. On or prior to the Closing, in addition to any items the delivery of which is made an express condition to the Purchaser’s obligations at the Closing pursuant to Section7, the Company shall deliver to the Purchaser:

(a)                                 a copy of duly executed written resolutions or minutes of the duly called and duly held meetings of each of the shareholders and the directors of the Company, in a form satisfactory to the Purchaser, in which it is validly resolved (i) to approve and adopt the Restated Articles with effect on or prior to the Closing Date, (ii) to approve the entry and execution of the Transaction Documents, and (iii) to approve and authorize the transactions contemplated under the Transaction Documents;

(b)                                 a copy of the updated register of members of the Company evidencing the Purchaser as the holder of the Purchased Shares as at the Closing Date, certified by the registered agent of the Company as a true and complete copy as of the Closing Date;

(c)                                  a duly signed share certificate issued in the name of the Purchaser representing the Purchased Shares; and

(d)                                 a counterpart signature page to the Shareholders Agreement, duly executed by the parties thereto (except the Purchaser).

3.3                               Deliveries by the Purchaser at the Closing. At the Closing, the Purchaser shall, in consideration for the Purchased Shares issued by the Company under Section 2.2, pay the Purchase Price in cash by wire transfer of immediately available funds to an account designated by the Company, provided that transfer instructions are delivered to the Purchaser at least five (5) Business Days prior to the Closing.

3.4                               IPO Adjustment.

(a)                                 If the Company completes anIPO within 12 months after the Closing and the public offering price per Ordinary Share (prior to customary underwriters’ commissions and expenses, the “Per Share Offering Price”) in the IPO is less than the result of (A) 130% of the Series D Conversion Price effective immediately prior to the completion of the IPO, minus (B) all dividends that have been declared on a Series D Preferred Share prior to the completion of the IPO (the “Declared Dividends”), then, at the option of the Company,

(i)                             the Series D Conversion Price of each Series D Preferred Share held by the Purchaser shall, immediately prior to the completion of the IPO, be adjusted in accordance with the following formula (such new Series D Conversion Price, the “Adjusted Series D Conversion Price I”):

Adjusted Series D Conversion Price I = (Per Share Offering Price + Declared Dividends) / 130%; or

(ii)                          the Company shall, within thirty (30) Business Daysfrom the completion of the IPO, pay, or cause to be paid, an amount calculated in accordance with the formula below (the “Adjustment Amount I”) to the Purchaser for each Series D Preferred Share held by the Purchaser immediately prior to completion of the IPO in cash by wire transfer of immediately available funds to an account designated by the Purchaser:

Adjustment Amount I = Series D Conversion Price effective immediately prior to completion of the IPO - Adjusted Series D Conversion Price I

Upon payment of the Adjustment Amount I to the Purchaser, the Series D Issue Price and the Series D Conversion Price of each Series D Preferred Share, if any, shall be adjusted to equal the Adjusted Series D Conversion Price I.

(b)                                 If the Company completes anIPO after the expiry of 12 months after the Closing but within 24 months after the Closing and the Per Share Offering Price in the IPO is less than the result of (i) 150% of the Series D Conversion Price effective immediately prior to the completion of the IPO, minus (ii) the Declared Dividends, then, at the option of the Company,

(i)                             the Series D Conversion Price of each Series D Preferred Share held by the Purchaser shall, immediately prior to the completion of the IPO, be adjusted in accordance with the following formula (such new Series D Conversion Price, the “Adjusted Series D Conversion Price II”):

Adjusted Series D Conversion Price II = (Per Share Offering Price + Declared Dividends) /150%; or

(ii)                          the Company shall, within thirty (30) Business Days from the completion of the IPO, pay, or cause to be paid, an amount calculated in accordance with the formula below (the “Adjustment Amount II”) to the Purchaser for each Series D Preferred Share held by the Purchaser immediately prior to completion of the IPO in cash by wire transfer of immediately available funds to an account designated by the Purchaser:

Adjustment Amount II = Series D Conversion Price effective immediately prior to completion of the IPO - Adjusted Series D Conversion Price II

Upon payment of the Adjustment Amount II to the Purchaser, the Series D Issue Price and the Series D Conversion Price of each Series D Preferred Share, if any, shall be adjusted to equal the Adjusted Series D Conversion Price II.

(c)                                  If the Company completes an IPO after the expiry of 24 months after the Closing and the Per Share Offering Price in the IPO is less than the result of (i) 180% of the Series D Conversion Price effective immediately prior to the completion of the IPO, minus (ii) the Declared Dividends, then, at the option of the Company,

(i)                             the Series D Conversion Price of each Series D Preferred Share held by the Purchaser shall, immediately prior to the completion of the IPO, be adjusted in accordance with the following formula (such new Series D Conversion Price, the “Adjusted Series D) Conversion Price III”):

Adjusted Series D Conversion Price III = (Per Share Offering Price + Declared Dividends) / 180%; or

(ii)                          the Company shall, within thirty (30) Business Days from the completion of the IPO, pay, or cause to be paid, an amount calculated in accordance with the formula below (the “Adjustment Amount III”) to the Purchaser for each Series D Preferred Share held by the Purchaser immediately prior to completion of the IPO in cash by wire transfer of immediately available funds to an account designated by the Purchaser,

Adjustment Amount III = Series D Conversion Price effective immediately prior to completion of the IPO - Adjusted Series D Conversion Price III

Upon payment of the Adjustment Amount III to the Purchaser, the Series D Issue Price and the Series D Conversion Price of each Series D Preferred Share, if any, shall be adjusted to equal the Adjusted Series D Conversion Price III.

4.                                      REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Purchaser, as of the date hereof and the Closing Date (except as to any representations and warranties that specifically relate to a specific date, and then as of such specific date), that each of the statements contained in this Section 4 is true, complete and accurate in all respects, and not misleading in anyrespects.

4.1                               Organization, Standing and Qualification. Each Group Company is duly incorporated, validly existing and in good standing (or equivalent status in the relevant jurisdiction) under the Laws of the place of its incorporation or establishment and has all requisite power and authority to perform its obligations hereunder or under any of the other Transaction Documents.

4.2                               Due Authorization. The Company has the requisite power, capacity and authority to enter into, execute and deliver this Agreement and the other Transaction Documents and to perform all the obligations to be performed by it hereunder and thereunder. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents have been duly authorized by all necessary corporate action on the part of the Company. This Agreement and the other Transaction Documents, when executed and delivered by the Company, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, in each case to the extent the Company is a party thereto, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar Laws affecting creditors’ rights generally and to general equitable principles (the “Bankruptcy and Equity Exception”).

4.3                               Consents and Approvals. Except for those expressly provided in this Agreementor obtained prior to the Closing, no Approval is required to be obtained or made by or with respect to the Company in connection with the execution, delivery or performance of this Agreement and the other Transaction Documents, or the consummation of the transactions contemplated hereby or thereby.

4.4                               No Violation. Neither the execution and delivery of this Agreement or the other Transaction Documents nor the full performance of its obligations by the Company hereunder or thereunder will (a) violate any applicable Law to which the Company is subject, (b) conflict with, result in a violation or breach of, or constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate or cancel any contract or agreement by which the Company is bound or (c) violate any constitutive documents of the Company.

5.                                      REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Company, as of the date hereof and the Closing Date (except as to any representations and warranties that specifically relate to an earlier date, and then as of such earlier date), as follows:

5.1                               Due Authorization. The Purchaser has all requisite power, authority and capacity to enter into this Agreement and the other Transaction Documents and to perform its obligations hereunder and thereunder. The execution, delivery and performance by the Purchaser of this Agreement and the other Transaction Documents have been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement and the other Transaction Documents, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable against the Purchaser in accordance with its terms and subject, as to enforcement of remedies, to the Bankruptcy and Equity Exception.

5.2                               Purchase for Own Account. The Purchaser’s Purchased Shares will be acquired for the Purchaser’s own account, not as a nominee or agent and not with a view to or in connection with the sale or distribution of any part thereof.

5.3                               Exempt from Registration; Restricted Securities. The Purchaser understands that its Purchased Shares will not be registered under the Securities Act or registered or listed publicly pursuant to any other applicable securities laws and regulations, on the ground that the sale provided for in this Agreement is exempt from registration under the Securities Act or the registration or listing requirements of any other applicable securities laws and regulations. The Purchaser understands that its Purchased Shares are restricted securities within the meaning of Rule 144 under the Securities Act; that the Purchased Shares are not registered or listed publicly and must be held indefinitely unless they are subsequently registered or listed publicly or an exemption from such registration or listing is available.

5.4                               Consents and Approvals. Except for those expressly provided in this Agreementor obtained prior to the Closing, no Approval is required to be obtained or made by or with respect to the Purchaser and/or any Person directly or indirectly hold or own any interest in the Purchaser in connection with the execution, delivery or performance of this Agreement and the other Transaction Documents, or the consummation of the transactions contemplated hereby or thereby.

5.5                               No Violation. Neither the execution and delivery of this Agreement or any of the other Transaction Documents nor the full performance of its obligations by the Purchaser hereunder or thereunder will (a) violate any applicable Law to which the Purchaser is subject, (b) conflict with, result in a violation or breach of, or constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate or cancel any contract or agreement by which the Purchaser is bound, or (c) violate any constitutive documents of the Purchaser.

6.                                      COVENANTS

6.1                               Efforts to Fulfill Closing Conditions. The Parties shall use their best efforts to ensure that the conditions set forth in Section 7 (in the case of the Company) and Section 8 (in the case of the Purchaser) will be fulfilled by the Closing Date.

6.2                               Use of Proceeds. The Company will seek the approval of the Purchaser for usingthe proceeds from the issuance of the Purchased Shares prior to the closing of an IPO.

6.3                               Transfer Restriction. The Purchasershallnot, directly or indirectly, transfer, sell or pledge or otherwise dispose of or permit the transfer, sale, pledge, or other disposition of any Equity Securities of the Company, including the Purchased Shares and the Ordinary Shares issued upon conversion of the Purchase Shares, to any other Person prior to the closing of an IPO without the prior written consent of the Company.

6.4                               ESOP.The Purchaser hereby acknowledges and agrees that the Company will reserve additional 35,180 Ordinary Shares (the “New ESOP Shares”)after the date hereof, for issuance to employees, officers, directors or consultants of the Company or any other Group Companies pursuant to an employee share incentive plan (the “ESOP”) adopted or to be adopted by the board of directors of the Company (the “Board”), in addition to 671,301 Ordinary Shares that have been reserved prior to the date hereof.Unless otherwise approved by the Board and subject to the terms and conditions of the ESOP and any award agreements in connection therewith, the New ESOP Shares will be granted with an exercise price of no less than twenty percent (20%) of Series D Conversion Price as of the granting of the options to purchase such New ESOP Shares.The Purchaser undertakes to waive any preemptive right, participation right, right of first refusal, anti-dilution right (including without limitation the right to adjust the conversion price of the Series D Preferred Shares) and any other right it may have, execute all necessary documents and take all necessary actions for the Company’s reservation of the New ESOP Shares.

7.                                      CONDITIONS TO PURCHASER’S OBLIGATIONS AT CLOSING

The obligations of the Purchaser to consummate the transactions under Section 2.2 are subject to the fulfillment, to the satisfaction of the Purchaser on or prior to the Closing, or waiver by the Purchaser, of the following conditions:

7.1                               Representations and Warranties True and Correct. The representations and warranties set forth in Section 4 shall be true, correct and complete and not misleading when made, and shall be true, correct and complete and not misleadingas of the Closing Date with the same force and effect as if they have been made on and as of the Closing.

7.2                               Performance of Obligations.The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

7.3                               Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby, including shareholder resolutions and board resolutions of the Company, and all documents and instruments incident to such transactions, including explicit waiver of pre-emptive rights by the Company or its shareholders, as applicable, shall be completed.

7.4                               Approvals, Consents and Waivers.The Company shall have obtained any and all Approvals and waivers necessary for the consummation of the transactions contemplated hereby, each of which shall be in full force and effect as of the Closing.

7.5                               Amendments to Constitutional Documents. The Restated Articles shall have been duly adopted by the Company by all necessary corporate actions of its board of directors and shareholders and shall be in full force and effect.

7.6                               Execution of Shareholders Agreement. At the Closing, the shareholders of the Company shall have executed and delivered a shareholders agreement of the Company, reflecting authorization of the Series D Preferred Shares.

8.                                      CONDITIONS TO COMPANY’S OBLIGATIONS AT THE CLOSING

The obligations of the Company to consummate the transactions under Section 2.2 are subject to the fulfillment, to the satisfaction of the Company on or prior to the Closing, or waiver by the Company, of the following conditions:

8.1                               Representations and Warranties True and Correct. The representations and warranties of the Purchaser contained in Section 5 shall be true, correct and complete when made, and shall be true, correct and complete as of the Closing Date with the same force and effect as if they have been made on and as of the Closing.

8.2                               Performance of Obligations. The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

8.3                               Execution of Shareholders Agreement. At the Closing, the Purchaser shall have executed the Shareholders Agreement or execute a joinder agreement to the Shareholders Agreement to the satisfaction of the Company.

8.4                               Approvals, Consents and Waivers. The Purchaser shall have obtained any and all Approvals and waivers necessary for the consummation of the transactions contemplated hereby, each of which shall be in full force and effect as of the Closing.

9.                                      INDEMNITY

9.1                               Survival. The representations and warranties of the Company contained in this Agreement on the Closing Date shall survive the Closing for a period of 24 months after the Closing.

9.2                               Indemnification. To the fullest extent permitted by Laws, the Company, covenants and agrees to indemnify and hold harmless the Purchaser, from and against any and all Losses, as incurred, insofar as such Losses arise out of or are based upon:

(a)                                 any inaccuracy in or breach of any representations or warranties made by the Company in this Agreement or any other Transaction Document; and

(b)                                 any failure of theCompany to perform any of its obligations under, or comply with any provisions of, this Agreement or any other Transaction Document.

In no event shall the Company be obligated to indemnify the purchaser for Losses resulting directly and solely from the gross negligence or willful misconduct of the Purchaser.

9.3                               Limitations on Indemnification. The Purchaser will not be entitled to indemnification under Section 9.2 until such time as the aggregate of all claims for Losses that the Purchaser may have under Section 9.2 exceeds US$1,000,000 (the “Indemnity Threshold”), and that once the aggregate amount of such Losses exceeds the Indemnity Threshold, then the Purchaser will be entitled to recover the full amount of such Losses and not only the exceeding portion. Notwithstanding anything to the contrary set forth herein, the aggregate amount of Losses the Company shall be liable for under this Agreement shall in no event be greater than the total amount of Purchase Price paid by the Purchaser.

10.                               MISCELLANEOUS

10.1                        Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the Laws of Hong Kong without giving effect to any choice of law rule that would cause the application of the Laws of any jurisdiction other than the Laws of Hong Kong to the rights and duties of the Parties hereunder.

10.2                        Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Parties. This Agreement and the rights and obligations therein may not be assigned by any Party without the written consent of the other Parties.

10.3                        Entire Agreement. This Agreement and the other Transaction Documents, including the schedules and exhibits hereto and thereto, which are hereby expressly incorporated herein by this reference, constitute the entire understanding and agreement among the Parties with regard to the subjects hereof and thereof.

10.4                        Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other Parties, upon delivery; (b) when sent by facsimile at the number set forth in Schedule B, upon receipt of confirmation of error-free transmission; (c) seven Business Days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the other Parties as set forth in Schedule ; or (d) three Business Days after deposit with an overnight delivery service, postage prepaid, addressed to the Parties as set forth in Schedule with next business-day delivery guaranteed, provided that the sending Party receives a confirmation of delivery from the delivery service provider. Each Party making a communication hereunder by facsimile shall promptly confirm by telephone to the Party to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A Party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 10.4 by giving, the other Parties written notice of the new address in the manner set forth above.

10.5                        Amendments. Any term of this Agreement may be amended only with the written consents of the Company and the Purchaser.

10.6                        Delays or Omissions; Waivers. No delay or omission to exercise any right, power or remedy accruing to any Party, upon any breach or default of any Party under this Agreement, shall impair any such right, power or remedy of such Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach of default thereafter occurring, or any waiver of any other breach or default theretofore or thereafter occurring. Any waiver by any Party of any condition or breach of default under this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by Laws or otherwise afforded to any Party shall be cumulative and not alternative.

10.7                        Interpretation. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be employed in interpreting this Agreement.

10.8                        Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts (including by facsimile or PDF format), each of which shall be an original, but all of which together shall constitute one instrument. This Agreement shall become effective when each Party shall have signed a counterpart and delivered (including by telecopy or email) to the other Parties.

10.9                        Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the Parties. In such event, the Parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly affects the Parties’ intent in entering into this Agreement.

10.10                 Confidentiality and Non-Disclosure.

(a)                                 The terms and conditions of the Transaction Documents (collectively, the “Financing Terms”), including their existence, shall be considered strictly confidential information and shall not be disclosed by any of the Parties to any other Person except in accordance with the provisions set forth below.

(b)                                 Notwithstanding the foregoing, eachof the Group Companies and the Purchaser, as appropriate, may disclose any of the Financing Terms to their respective affiliates, directors, employees, investment bankers, lenders, accountants and attorneys on an as-need-to-know basis, in each case only where such Persons are under appropriate nondisclosure obligations.

(c)                                  Each Party to this Agreement hereby acknowledges, affirms and agrees that it shall not and shall procure its affiliates not to make any announcementor other publicity in connection with the Financing Terms without the consents of other Parties as to its content, form and manner of publication; provided that the Company may make announcement or other publicity in connection with the Financing Terms if such action is necessary for its performance of obligations under the Transaction Documents, in which case the Company shall promptly notify the other Parties hereof and the Parties shall use reasonable efforts to cause a mutually agreeable release or announcement to be issued.

(d)                                 In the event that any Party is requested or becomes legally compelled (including, pursuant to securities Laws) to disclose the existence or content of any of the Financing Terms hereof in contravention of the provisions of this Section 10.10, such Party (the “Disclosing Party”) shall promptly provide the other Parties with written notice of that fact so that such other Parties may seek a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be given to such information to the extent reasonably requested by the other Parties.

(e)                                  Notwithstanding any other provision of this Section 10.10, the confidentiality obligations of the Parties shall not apply to: (i) information which a restricted Party learns from a third party having the right to make the disclosure, provided the restricted Party complies with any restrictions imposed by the third party; (ii) information which is in the restricted Party’s possession prior to the time of disclosure by the protected Party and not acquired by the restricted Party under a confidentiality obligation; (iii) information which enters the public domain without breach of confidentiality by the restricted Party; or (iv) disclosures to a Party’s accountants, attorneys or other professional advisors on an as-need-to-know basis so long as they agree to keep such disclosures confidential.

10.11                 Further Assurances. Each Party shall from time to time and at all times hereafter uses reasonable efforts to make, do, execute, or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents and assurances without further consideration, which may reasonably be required to effect the transactions contemplated by this Agreement.

10.12                 Dispute Resolution. Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination, validity or invalidity thereof, shall be referred to arbitration upon the demand of either party to the dispute with notice (the “Arbitration Notice”) to the other. The Dispute shall be settled by arbitration in Hong Kong by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force at the time when the Arbitration Notice is submitted. There shall be three (3) arbitrators. The complainant and the respondent to such dispute shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration (the “Selection Period”). Such arbitrators shall be freely selected, and the parties shall not be limited in their selection to any prescribed list. The chairman of the HKIAC shall select the third arbitrator. If either party to the arbitration fails to appoint an arbitrator with the Selection Period, the relevant appointment shall be made by the chairman of the HKIAC. The arbitral proceedings shall be conducted in English. To the extent that the HKIAC Rules are in conflict with the provisions of this Section 10.12, including the provisions concerning the appointment of the arbitrators, this Section 10.12 shall prevail. Each party to the arbitration shall cooperate with each other party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitral proceedings, subject only to any confidentiality obligations binding on such party. The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award. Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal. During the course of the arbitral tribunal’s adjudication of the Dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

10.13                 Expenses. Each Party shall bear its own costs and expenses in connection with the negotiation, execution and delivery of this Agreement and the other Transaction Documents.

10.14                 Termination.

(a)                                 Circumstance for Termination. At any time prior to the Closing this Agreement may be terminated by written notice:

(i)                                     by the mutual written consent of the Parties;

(ii)                                    by the Company if the Purchaser is in breach of any provision of this Agreement, which breach would give rise to a failure to satisfy any condition set forth in Section 8, and such breach shall not have been cured within 30 days of written notice from the Company of such breach, provided that the Company is not, on the date of termination, in material breach of this Agreement;

(iii)                                     by the Purchaser if the Company is in breach of any provision of this Agreement, which breach would give rise to a failure to satisfy any condition set forth in Section 7, and such breach shall not have been cured within 30 days of written notice from the Purchaser of such breach, provided that the Purchaser is not, on the date of termination, in material breach of this Agreement; and

(iv)                                      by either of the Company or the Purchaser, if satisfaction of a closing condition of the terminating Party in Section 7 or 8 (as applicable) is impossible or if the Closing shall not have been consummated by 3 months from signing date hereof, provided that the terminating Party is not, on the date of termination, in material breach of this Agreement.

(b)                                 Effect of Termination. If this Agreement is terminated in accordance with Section 10.14(a), this Agreement shall become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the Parties and there shall be no liability on the part of any Party, except that the provisions of Sections 1, 9, and this Section 10 shall survive the termination of this Agreement, provided, that such termination shall not release any Party from any liability that has already accrued as of the effective date of such termination, and shall not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims, whether for damages or otherwise, which a Party may have under this Agreement or applicable Laws or which may arise out of or in connection with such termination.

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IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

[Signature Page to Share Subscription Agreement]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Purchaser:

Plentiful Bright International Limited

By:	/s/ Yulan Ling
Name:	Yulan Ling
Title:	Director

[Signature Page to Share Subscription Agreement]

SCHEDULE A

Particulars of Investment

		Per Share Purchase		Total Purchased
Purchaser	Purchased Shares	Price		Price
Plentiful Bright International Limited	8,118 Series D Preferred Shares	US$	1,847.628	US$	15,000,000

SCHEDULE B

Notice Address

IF TO THE COMPANY:

Address:	40th Floor, Block B, Tower Three, Wangjing Soho, 1 Futongdong Ave, Chaoyang District, Beijing, PRC
Attention:	Lei Sun
Fax number:	010-85276997
Email:	sunlei@9fbank.com.cn

IF TO THE PURCHASER:

Address:	Huabei Group, Tianjin World Financial Center 29F, Dagubei Road 2, Heping District, Tianjin, PRC
Attention:	Hongrui Zhou
Tel number:	******
Email:	cw-zjh@huabeijituan.cn